      As filed with the Securities and Exchange Commission on May 4, 2001
                                                    Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
AGL RESOURCES INC.                                       AGL CAPITAL CORPORATION
                              AGL CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)

             Georgia                             Nevada                            Delaware
                                        (State of Incorporation)
           58-2210952                         88-80472393                        Applied for
                                    (I.R.S. Employer Identification
                                                Number)

            817 West Peachtree Street, N.W., Atlanta, Georgia 30308
                                 (404) 584-9470
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------

                Richard T. O'Brien                                  Paul R. Shlanta
            Senior Vice President and                                  President
             Chief Financial Officer                            AGL Capital Corporation
                AGL Resources Inc.                          817 West Peachtree Street, N.W.
         817 West Peachtree Street, N.W.                         Atlanta, Georgia 30308
              Atlanta, Georgia 30308                                 (404) 584-9470
                  (404) 584-9470

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:

              William L. Floyd, Esq.                            Jeremiah L. Thomas, Esq.
            Long Aldridge & Norman LLP                         Simpson Thacher & Bartlett
         303 Peachtree Street, Suite 5300                         425 Lexington Avenue
              Atlanta, Georgia 30308                            New York, New York 10017
                  (404) 527-4000                                     (212) 455-2000

   Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.
                                ---------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          Proposed          Proposed
                                                           maximum           maximum          Amount of
    Title of Each Class of          Amount to be       offering price       aggregate       Registration
 Securities to be Registered         Registered          per Unit(1)    offering price(1)      Fee(1)
--------------------------------------------------------------------------------------------------------
   % Trust Preferred
  Securities of AGL Capital     6,000,000 Preferred
  Trust II...................        Securities            $25.00        $150,000,000.00     $37,500.00
   % Junior Subordinated
  Debentures of AGL Capital
  Corporation(2).............
 AGL Resources Inc. Guarantee
  with respect to the   %
  Trust Preferred Securities
  of AGL Capital Trust
  II(3)................
 AGL Resources Inc. Guarantee
  with respect to the Junior
  Subordinated
  Debentures(4)..............
 TOTAL(5)(6).................                              $25.00        $150,000,000.00     $37,500.00
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(2) No separate consideration will be received for the         % Junior
    Subordinated Debentures (the "Junior Subordinated Debentures") of AGL Capital Corporation.
(3) No separate consideration will be received for the AGL Resources Inc.
    Guarantee with respect to the   % Trust Preferred Securities of AGL Capital
    Trust II, and pursuant to Rule 457(n) under the Securities Act, no separate fee is payable.
(4) No separate consideration will be received for the AGL Resources Inc.
    Guarantee with respect to the   % Junior Subordinated Debentures of AGL
    Capital Corporation.
(5) This Registration Statement is deemed to cover rights of holders of     %
    Junior Subordinated Debentures under the Indenture, the rights of holders
    of such   % Junior Subordinated Debentures under the Debenture Guarantee,
    the rights of holders of      % Trust Preferred Securities of AGL Capital
    Trust II under an Amended and Restated Trust Agreement, the rights of holders of such Trust Preferred Securities under the Trust Preferred Guarantee and certain backup undertakings as described herein.
(6) Such amount represents the liquidation amount of the Trust Preferred Securities to be issued hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Trust Preferred Securities upon any liquidation of AGL Capital Trust II.
                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. This   +
+prospectus is not an offer to sell these securities and we are not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
                   Preliminary Prospectus dated May   , 2001
PROSPECTUS
                    6,000,000   %Trust Preferred Securities
             (Liquidation Amount $25 per Trust Preferred Security)
                              AGL Capital Trust II
                      Fully and Unconditionally Guaranteed
                       to the Extent Set Forth Herein by
                      [Logo of AGL Resources appears here]
                                  -----------
                        THE TRUST PREFERRED SECURITIES:

 . The Trust Preferred Securities represent undivided preferred beneficial ownership interests in the assets of AGL Capital Trust II (the Trust). The sole assets of the Trust will be the Junior Subordinated Debentures issued by AGL Capital Corporation.
 . The Trust will apply to have the Trust Preferred Securities trade on the New
  York Stock Exchange starting within 30 days after the Trust Preferred Securities are issued.
 . AGL Resources Inc. will guarantee the Trust Preferred Securities to the extent described in the prospectus.
 . Anticipated Closing Date: May   , 2001.

                DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES:

 . Each Trust Preferred Security pays a quarterly distribution at an annual rate
  of   % or $    per Trust Preferred Security, if AGL Capital Corporation pays interest on the Junior Subordinated Debentures.
 . AGL Capital Corporation may defer interest payments on the Junior
  Subordinated Debentures on one or more occasions for up to 20 consecutive quarters. If AGL Capital Corporation does defer interest payments, the Trust will also defer payment of distributions on the Trust Preferred Securities.
  Deferred distributions will accumulate interest at an annual rate of   %, to
  the extent permitted by law.
 . If AGL Capital Corporation redeems the Junior Subordinated Debentures held by the Trust, the Trust will redeem the Trust Preferred Securities. The prices and circumstances under which the Junior Subordinated Debentures can be redeemed by AGL Capital Corporation and the amount you will receive upon redemption of your Trust Preferred Securities are described in the prospectus.
 . If the Trust redeems the Trust Preferred Securities or is liquidated and AGL
  Capital Corporation does not redeem its Junior Subordinated Debentures, you will receive $25 principal amount of Junior Subordinated Debentures for each Trust Preferred Security you own rather than cash.

  Investing in the Trust Preferred Securities involves risks that are described
in "Risk Factors" beginning on Page     of this prospectus.
                                  -----------

                                                          Per Trust
                                                      Preferred Security Total
                                                      ------------------ -----
   Public offering price(1)..........................        $            $
   Underwriters' commissions to be paid by AGL
    Capital Corporation..............................        $            $
   Proceeds, before expenses, to AGL Capital Trust
    II...............................................        $            $

    (1) Plus accumulated distributions from May   , 2001 if settlement occurs
after that date

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Trust Preferred Securities will be ready for delivery in book-entry form
through The Depository Trust Company on or about May   , 2001.

                                  -----------

                          Joint Book-Running Managers

Merrill Lynch & Co.                                   Morgan Stanley Dean Witter

                                  -----------

                              Salomon Smith Barney
JPMorgan                                                       Robinson-Humphrey

                                  -----------
                  The date of this Prospectus is May  , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus.....................................................    1
Where You Can Find More Information.......................................    1
Incorporation of Certain Documents by Reference...........................    2
Forward-Looking Statements................................................    3
Summary Information--Questions and Answers................................    4
Risk Factors..............................................................    8
AGL Resources Inc.........................................................   10
Capitalization............................................................   12
AGL Capital Trust II......................................................   13
Financial Statements of the Trust and Accounting Treatment................   14
Use of Proceeds...........................................................   14
Ratio of Earnings to Fixed Charges........................................   14
Selected Financial Information............................................   15
Description of Trust Preferred Securities.................................   16
Description of Junior Subordinated Debentures.............................   27
Description of Trust Preferred Guarantee..................................   36
Description of Debenture Guarantee........................................   38
Relationship Among the Trust Preferred Securities, the Junior Subordinated
 Debentures, the Trust Preferred Guarantee and the Debenture Guarantee....   38
Certain Federal Income Tax Consequences...................................   41
ERISA Considerations......................................................   45
Underwriting..............................................................   48
Legal Matters.............................................................   49
Experts...................................................................   49

                             ABOUT THIS PROSPECTUS

      You should only rely on the information provided or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the Trust Preferred Securities to any person in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

      As used in this prospectus, references to:

    .   "AGL Resources" or "Guarantor" means AGL Resources Inc.,

    .   "AGL Trust" or "Trust" means AGL Capital Trust II;

    .   "AGL Capital" or "Sponsor" means AGL Capital Corporation;

    . References to "we," "us," "our" or similar references mean AGL Resources Inc., together with its subsidiaries, including AGL Capital Trust II and AGL Capital Corporation;

    .   "Common Securities" means the common stock of AGL Trust that will be purchased by AGL Capital;

    .   "Debenture Guarantee" means AGL Resources' guarantee of the Junior
       Subordinated Debentures;

    .   "Junior Subordinated Debentures" means the       % Junior
       Subordinated Deferrable Interest Debentures due            , 2041 of
       AGL Capital that are deposited with AGL Trust;

    .   "Trust Preferred Guarantee" means AGL Resources' guarantee of the
       Trust Preferred Securities; and

    .   "Trust Preferred Securities" means the       % Trust Preferred
       Securities being offered by AGL Trust through this prospectus.

      You should read this prospectus and the additional information described under the heading "Where You Can Find More Information" to learn more about AGL Resources' business. You should also pay special attention to the "Risk Factors" section to determine whether an investment in the Trust Preferred Securities is appropriate for you.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

     Public Reference Room   Northeast Regional Office Midwest Regional Office
     450 Fifth Street, N.W.  7 World Trade Center      550 West Madison Street
     Room 1024               Suite 1300                Suite 1400
     Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661-2511

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

    . Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed on December 18, 2000;

    . Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed on May 4, 2001;

    . Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 filed on February 9, 2001;

    . Current Report on Form 8-K filed on April 27, 2001 (event date: April 26, 2001);

    .  Current Report on Form 8-K filed on March 1, 2001 (event date:
       February 23, 2001);

    .  Current Report on Form 8-K filed on November 17, 2000 (event date:
       November 17, 2000);

    .  Current Report on Form 8-K filed on October 18, 2000 (event date:
       October 6, 2000), as amended by Form 8-K/A filed on December 20,
       2000; and

    . Proxy Statement filed December 18, 2000 relating to our 2001 Annual Meeting of Shareholders.

      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC's Internet world wide web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                               AGL Resources Inc.
                                 P. O. Box 4569
                          Atlanta, Georgia 30302-4569
                           Telephone: (404) 584-9470

      We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 allows public companies to provide cautionary remarks about forward-looking statements that they make in documents that are filed with the SEC. Forward-looking statements include, but are not limited to, statements about the following:

    .  Deregulation;

    .  State and Federal regulation;

    .  Business prospects;

    .  Industry trends;

    .  Concentration of credit risk;

    .  Environmental investigations and cleanups;

    .  Quantitative and qualitative disclosures about market risk;

    .  Virginia Natural Gas acquisition and integration;

    .  Propane operations; and

    .  Changes required by the Public Utility Holding Company Act of 1935.

      Important factors that could cause our actual results to differ substantially from those in the forward-looking statements include, but are not limited to, the following:

    . Industrial, commercial, and residential growth in our service territories;

    .  Changes in price and demand for natural gas and related products;

    . Impact of changes in state and federal legislation and regulation on both the gas and electric industries;

    . Effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers;

    .  Concentration of credit risk in certificated marketers;

    .  Industry consolidation;

    .  Impact of acquisitions and divestitures;

    . Changes in accounting policies and practices issued periodically by accounting standard-setting bodies;

    . Interest rate fluctuations, financial market conditions, and economic conditions, generally;

    . Uncertainties about environmental issues and the related impact of such issues;

    . Impact of changes in weather upon the temperature sensitive portions of the business; and

    .  Other factors and the related impact of such factors.

                   SUMMARY INFORMATION--QUESTIONS AND ANSWERS

      This summary includes questions and answers that highlight selected information from the prospectus to help you understand the Trust Preferred Securities. This summary may not contain all the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Trust Preferred Securities, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the Trust Preferred Securities.

    Q: WHO IS AGL TRUST?

    A: AGL Trust is a business trust established under Delaware law that exists for the sole purpose of issuing the Trust Preferred Securities and Common Securities for cash. The proceeds from the sale of these securities will be used by the Trust to purchase the Junior Subordinated Debentures from AGL Capital.

    Q: WHAT ARE THE TRUST PREFERRED SECURITIES?

    A: Each Trust Preferred Security represents a preferred undivided beneficial ownership interest in the assets of AGL Trust. The Common Securities issued by the Trust are subordinate to the Trust Preferred Securities with respect to distributions made by the Trust in the event the Trust is liquidated or dissolved. AGL Capital, which is a wholly-owned subsidiary of AGL Resources, will own all of the Common Securities of AGL Trust. The sole assets of AGL Trust will be the Junior Subordinated Debentures that will be purchased from AGL Capital by AGL Trust.

    Q: WHAT DISTRIBUTIONS WILL I RECEIVE ON THE TRUST PREFERRED SECURITIES?

    A: The Trust Preferred Securities provide for quarterly cash
       distributions at the annual rate of       % or $          per quarter
       ($        per year) for each Trust Preferred Security you own.
       Distributions are payable on each                ,                 ,
                     and                 , beginning         , 2001.
       Distributions will accumulate from the date AGL Trust originally issues the Trust Preferred Securities, which is expected to be
                     , 2001. The initial cash distribution payable on
                 , 2001 will equal $           for each Trust Preferred
       Security. Because the sole asset of AGL Trust will be the Junior Subordinated Debentures issued by AGL Capital and guaranteed as to principal and interest by AGL Resources on a junior subordinated basis, AGL Trust's ability to pay distributions on the Trust Preferred Securities is ultimately dependent upon interest payments being made by AGL Capital or AGL Resources on those Junior Subordinated Debentures. If AGL Capital exercises its right to defer making an interest payment on its Junior Subordinated Debentures, AGL Trust will not be able to pay distributions to you until AGL Capital resumes making interest payments on those Junior Subordinated Debentures.

    Q: WHO IS AGL CAPITAL?

    A: AGL Capital is a wholly-owned financing subsidiary of AGL Resources.
       AGL Capital is a Nevada corporation and is the sponsor of the Trust. AGL Capital's principal address is 2325-B Renaissance Drive, Las Vegas, Nevada 89119. Its telephone number is (702) 740-4244.

    Q: WHO IS AGL RESOURCES?

    A: AGL Resources is a registered public utility holding company and, with its subsidiaries, is the second largest natural gas distribution company in the United States. AGL Resources is the guarantor of the Trust Preferred Securities. Its principal executive offices are located at 817 West Peachtree Street, N.W., Atlanta, Georgia 30308. Its telephone number is (404) 584-9470. For information about us, see "AGL Resources Inc." in this prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission ("SEC"), which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

    Q: WHAT ARE THE JUNIOR SUBORDINATED DEBENTURES?

    A: The Junior Subordinated Debentures are unsecured debt obligations of
       AGL Capital. They rank below any of AGL Capital's debt that is not specifically subordinated. AGL Capital may exercise its right to defer interest payments on the Junior Subordinated Debentures for a period of not more than 20 consecutive quarters. AGL Capital cannot, however, defer any payments on the Junior Subordinated Debentures
       beyond their stated maturity which is                , 2041. In
       certain circumstances AGL Capital can elect to liquidate AGL Trust and distribute the Junior Subordinated Debentures to you. AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee during any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures. The Debenture Guarantee will rank below AGL Resources' debt which is not specifically subordinated.

    Q: CAN THE TRUST PREFERRED SECURITIES BE REDEEMED?

    A: The Trust must redeem the Trust Preferred Securities when the Junior
       Subordinated Debentures are paid at maturity or if AGL Capital redeems the Junior Subordinated Debentures early. AGL Capital can redeem the Junior Subordinated Debentures in whole or in part from
       time to time on or after                , 2006. Also, AGL Capital can
       redeem the Junior Subordinated Debentures in whole but not in part at any time if there is a Tax Event or Investment Company Event as described in this prospectus. In the event of any redemption, you will be entitled to receive $25 per Trust Preferred Security plus accrued and unpaid distributions to the redemption date.

      The trustees of AGL Trust can elect to liquidate AGL Trust and distribute the Junior Subordinated Debentures to you at any time.

      Neither the Junior Subordinated Debentures nor the Trust Preferred Securities can be redeemed at any time at the option of their holders.

    Q: ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

    A: Yes, an investment in the Trust Preferred Securities is subject to risk. Please refer to the section entitled "Risk Factors" in this prospectus for a description of these risks.

    Q: WHAT HAPPENS IF AGL TRUST DOES NOT PAY DISTRIBUTIONS ON THE TRUST
       PREFERRED SECURITIES?

    A: If your distributions are deferred, you will still accumulate
       distributions at the annual rate of       % plus you will be entitled
       to additional distributions at the same rate, compounded quarterly, on any deferred distribution that remains unpaid.

      If distributions are deferred, during that period until all scheduled quarterly distributions which are due and owing are paid or set aside for payment to you, neither AGL Resources nor AGL Capital Corporation may, except in limited circumstances, declare or pay dividends on, acquire, or make a liquidation payment with respect to, any of our outstanding capital stock.

      This limitation prevents AGL Resources and AGL Capital Corporation from paying cash or other dividends to our shareholders if payments are not being made on the Trust Preferred Securities, the Junior Subordinated Debentures or the guarantee issued by us in connection with the Trust Preferred Securities. However, these provisions will not restrict:

      . our ability to pay dividends or distributions on our capital stock in shares of, or options, warrants or rights to subscribe for or purchase shares of our capital stock;

      . our ability to convert or exchange our common stock or preferred stock of one class into our common stock or preferred stock of another class;

      . our ability to redeem or purchase any rights under a rights agreement applicable to our common stock or issue preferred stock under those rights; and

      . our ability to purchase our capital stock in the open market or in private transactions for employee benefit or similar purposes.

    Q: WHAT IS THE TRUST PREFERRED GUARANTEE?

    A: AGL Resources will guarantee on a junior subordinated basis, to the extent described in this prospectus and its guarantee of the Trust Preferred Securities:

      . distribution of quarterly payments on the Trust Preferred Securities by AGL Trust to you to the extent AGL Trust receives distributions on the Junior Subordinated Debentures;

      . the redemption amount due to you if AGL Trust redeems the Trust Preferred Securities; and

      . the liquidation amount of the Trust Preferred Securities if AGL Trust is liquidated.

    Q: WHAT IS THE DEBENTURE GUARANTEE?

    A: AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

    Q: CAN AGL TRUST BE LIQUIDATED?

    A: AGL Capital has the right to liquidate the Trust under certain circumstances and cause cash or the Junior Subordinated Debentures to be distributed to you as part of the Trust liquidation. If AGL Trust is liquidated and cash is to be distributed, you will be entitled to receive $25 plus any accumulated and unpaid distributions per Trust Preferred Security before any payment is made for the Common Securities. If AGL Trust is liquidated and the Junior Subordinated Debentures are distributed, you will be entitled to receive $25 principal amount of Junior Subordinated Debentures plus accumulated and unpaid distributions per Trust Preferred Security.

    Q: DO I HAVE VOTING RIGHTS?

    A: Except in limited circumstances you will not have any voting rights.
       AGL Capital, as holder of the Common Securities, will have sole voting power on most matters. The holders of a majority of the Trust Preferred Securities, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust power conferred upon the property trustee.

    Q: IN WHAT FORM WILL THE TRUST PREFERRED SECURITIES BE ISSUED?

    A: The Trust Preferred Securities will be issued in the form of a global certificate or certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). This means you will not receive a certificate for your Trust Preferred Securities. Your interests in the Trust Preferred Securities will be evidenced by, and transfers of the Trust Preferred Securities will be effected only through, records maintained by the participants in DTC.

    Q: WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

    A: We intend to list the Trust Preferred Securities on the New York
       Stock Exchange under the symbol "ATGPr". If approved for listing, trading on the New York Stock Exchange will begin within 30 days after the issuance of the Trust Preferred Securities. The listing of the Trust Preferred Securities will not necessarily ensure that a liquid trading market will be available for the Trust Preferred Securities.

    Q: HOW WILL THE PROCEEDS BE USED?

    A: The proceeds from the sale of the Trust Preferred Securities and the Common Securities will be invested by the Trust in the Junior Subordinated Debentures. We intend that the net proceeds from the sale of the Trust Preferred Securities (estimated to be $ after payment of fees and expenses in the offering) will be used to reduce short-term debt and for general corporate purposes. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds. The net proceeds may be temporarily invested in short-term interest bearing securities.

                                  RISK FACTORS

      Your investment in the Trust Preferred Securities will involve risks. You should carefully consider the following information and review the information contained elsewhere in this prospectus and the documents that are incorporated by reference in this prospectus.

You Will Only Receive Distributions if Payments on the Junior Subordinated Debentures are Made

      AGL Trust's ability to pay distributions on the Trust Preferred Securities to you is dependent upon its receipt of payments on the Junior Subordinated Debentures it holds. AGL Capital may defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarters. If the payment of interest or principal on the Junior Subordinated Debentures is not made, the Trust will lack the funds necessary to pay distributions on the Trust Preferred Securities. If AGL Trust does not make payments to you on the Trust Preferred Securities, we will be restricted from, among other things, paying cash or certain other dividends on our capital stock.

The Obligations of AGL Resources Under the Guarantees of the Trust Preferred Securities and the Junior Subordinated Debentures are Subordinated

      The obligations of AGL Resources under the Trust Preferred Guarantee and the Debenture Guarantee will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, AGL Resources' obligations under the guarantees will also rank subordinate and junior in right of payment to all liabilities (other than other guarantees) of AGL Resources. This means that our obligations under the guarantees will not be paid unless we can satisfy in full all of our other obligations ranking senior to the guarantees. As of March 31, 2001, AGL Resources had approximately $1,279.4 million of Senior Indebtedness (as defined in the Indenture).

      Because AGL Resources is a registered public utility holding company, substantially all of its income is from operating subsidiaries. Required payments on debt at the subsidiary level will be made before funds from those subsidiaries are available to AGL Resources. The right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that AGL Resources may itself be recognized as a creditor of that subsidiary. As of March 31, 2001, the subsidiaries of AGL Resources had total liabilities (excluding liabilities owed to AGL Resources) of approximately $2,013.5 million. Accordingly, since AGL Capital is funded by AGL Resources, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Resources and its subsidiaries. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of debt, including senior indebtedness, that may be incurred by AGL Resources or by any subsidiary. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries.

      The ability of the Trust to pay amounts due on the Trust Preferred Securities is solely dependent upon AGL Capital or AGL Resources making payments on the Junior Subordinated Debentures as and when required.

AGL Capital's Option to Extend Interest Payment Period and Certain Tax and Market Considerations

      AGL Capital has no current intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures. If, however, AGL Capital exercises its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Preferred Securities. As a result, each such holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Trust Preferred Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Trust Preferred Securities."

      If AGL Capital elects to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of the Trust Preferred Securities during an extension period, therefore, might not receive the same return on investment as a holder that continues to hold the Trust Preferred Securities. In addition, merely as a result of the existence of AGL Capital's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Trust Preferred Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

Tax and Market Risks of Redemption of Trust Preferred Securities for Junior Subordinated Debentures

      AGL Capital has the right at any time to dissolve, wind-up or terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. AGL Capital will have the right, in certain circumstances, to redeem the Junior Subordinated Debentures, in whole or in part, in lieu of a distribution of the Junior Subordinated Debentures by the Trust, in which event the Trust will redeem the Trust Preferred Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by AGL Capital.

      Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. If, however, the Trust is characterized as an association taxable as a corporation at the time of the dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Trust Preferred Securities. Upon the occurrence of a Tax Event, a dissolution of the Trust in which holders of the Trust Preferred Securities receive cash may be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for the Trust Preferred Securities or Junior Subordinated Debentures distributed to the holders of Trust Preferred Securities if a termination of the Trust were to occur. Accordingly, the Trust Preferred Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."

Rights Under the Trust Preferred Guarantee

      The Bank of New York will act as Property Trustee under the Trust Agreement and as Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee you the following payments, to the extent not paid by the Trust:

    . any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the Trust has funds on hand legally available at such time,

    . the applicable Redemption Price with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and

    . upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon a termination and liquidation of the Trust.

      Additionally, AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

You Have Limited Voting Rights

      As a holder of the Trust Preferred Securities, you will have limited voting rights and will not be entitled to vote to appoint, change or to increase or decrease the number of trustees of AGL Trust appointed by AGL Capital, except as to the Delaware Trustee and the Property Trustee, if an Event of Default has occurred and is continuing. Since AGL Capital owns all of AGL Trust's Common Securities, those rights belong exclusively to AGL Capital.

There is No Prior Market for the Trust Preferred Securities

      This series of Trust Preferred Securities constitutes a new issue of securities with no established trading market. AGL Trust intends to list the Trust Preferred Securities on the New York Stock Exchange. There can be no assurance that an active market for the Trust Preferred Securities will develop or be sustained in the future on the New York Stock Exchange. There is no assurance that a trading market for the Trust Preferred Securities will exist and no assurance as to the liquidity of any trading market.

Potential Tax Law Changes

      Certain tax law changes have been proposed from time to time which could affect the deductibility of interest paid on the Junior Subordinated Debentures. None of these proposals have become law. If they were to become law, however, that event could result in the early redemption of the Trust Preferred Securities.

                               AGL RESOURCES INC.

      AGL Resources is the registered public utility holding company for:

    .  Atlanta Gas Light Company, a natural gas local distribution utility;

    . Virginia Natural Gas, Inc., a natural gas local distribution utility acquired effective October 1, 2000;

    .  Chattanooga Gas Company, a natural gas local distribution utility;

    .  AGL Energy Services, Inc., a wholesale energy services company;

    . AGL Services Company, a service company established in accordance with Public Utilities Holding Company Act of 1935;

    .  AGL Capital Corporation, a financing subsidiary; and

    .  Several other non-utility subsidiaries.

      Atlanta Gas Light Company conducts its primary business, the distribution of natural gas, in Georgia including Atlanta, Athens, Augusta, Brunswick, Macon, Rome, Savannah and Valdosta. Chattanooga Gas Company distributes natural gas in the Chattanooga and Cleveland areas of Tennessee. Virginia Natural Gas distributes natural gas in the Hampton Roads region of Virginia. The Georgia Public Service Commission regulates Atlanta Gas Light Company, the Tennessee Regulatory Authority regulates Chattanooga Gas Company and the Virginia State Corporation Commission regulates Virginia Natural Gas. AGL Energy Services provides wholesale energy services for AGL Resources' regulated and unregulated operations, as well as for unaffiliated retail gas marketers. Atlanta Gas Light Company, Chattanooga Gas Company and Virginia Natural Gas comprise substantially all of AGL Resources' assets, revenues and operating income.

      AGL Resources owns or has an interest in the following non-utility businesses:

    . SouthStar Energy Services LLC, a joint venture among a subsidiary of AGL Resources and subsidiaries of Dynegy Holdings, Inc. and Piedmont Natural Gas Company. SouthStar markets natural gas and related services to residential and small commercial customers in Georgia and to industrial customers in the Southeast. SouthStar began marketing natural gas to customers in Georgia during the first quarter of fiscal 1999 under the trade name Georgia Natural Gas Services;

    . AGL Investments, Inc., which directly or indirectly owns or manages certain non-utility businesses including:

      -- AGL Propane Services, Inc., which has a 22.36% ownership interest in US Propane LLC. US Propane owns 34% of Heritage Propane Partners, which engages in the sale of propane and related products and services in 28 states;

      -- AGL Networks, LLC, which will install, and lease to third-party operators, conduit and fiber optic cable. AGL Networks was incorporated on August 15, 2000 for the purpose of partnering with telecommunication companies to serve Atlanta's rapidly growing demand for high-speed network capacity. On April 17, 2001, the GPSC voted unanimously to grant AGL Networks' Competitive Local Exchange Carrier License, which grants AGL Networks the rights to construct the last mile connectivity and provide dark fiber network services in the State of Georgia.

    . AGL Peaking Services, Inc., which owns a 50% interest in Etowah LNG Company, LLC, a joint venture with Southern Natural Gas Company. Etowah was formed for the purpose of constructing, owning and operating a liquefied natural gas peaking facility; and

    . AGL Capital Corporation, which was established to finance the acquisition of Virginia Natural Gas, to refinance existing short-term debt and to provide working capital to AGL Resources and its subsidiaries through a commercial paper program, issuance of Senior Notes and other financing mechanisms.

      Effective March 2, 2001, AGL Resources sold substantially all of the assets of Utilipro, Inc. to Alliance Data Systems Corporation for $17.7 million, resulting in a pre-tax gain of $10.9 million. AGL Resources recorded the gain related to the sale of Utilipro as Other Income.

                                 CAPITALIZATION

      The following table sets forth the capitalization of AGL Resources Inc. and its subsidiaries as of March 31, 2001. The pro forma column reflects our capitalization as adjusted to give effect to the sale of $150 million of Trust Preferred Securities as well as the application of the net proceeds of the offering to pay short-term debt obligations.

      You should read this table along with our audited financial statements contained in our most recent Annual Report on Form 10-K as well as the information presented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. See "Where You Can Find More Information" in this prospectus.

                          Consolidated Capitalization
                             (Dollars in Millions)

                                                  As of March 31, 2001
                                            ----------------------------------
                                                 Actual          Pro Forma
                                            ----------------  ----------------
                                             Amount  Percent   Amount  Percent
                                            -------- -------  -------- -------
Long-Term Debt............................. $  890.0   44.4%  $              %
Short-Term Debt (1)........................    366.3   18.3
Preferred Securities (1)...................     74.3    3.7
Common Stockholders' Equity (net of shares
 held in treasury, at cost)................    673.4   33.6
                                            -------- ------   -------- ------
                                            $2,004.0  100.0%  $              %
                                            ======== ======   ======== ======

--------
(1) Proposed financing of $    million in Trust Preferred Securities to pay
    $    of short-term debt obligations.

                              AGL CAPITAL TRUST II

      The Trust is a statutory business trust formed under Delaware law pursuant to the Trust Agreement executed by AGL Capital, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, and the filing of a Certificate of Trust with the Delaware Secretary of State on March 23, 2001. The Trust Agreement will be amended and restated among AGL Capital, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees. The Trust Agreement, as amended and restated, will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. The Trust exists for the exclusive purposes of issuing and selling the Trust Preferred Securities and Common Securities, using the proceeds from the sale of these securities to acquire the Junior Subordinated Debentures and making distributions, and except as otherwise limited by the Trust Agreement, engaging in only those other activities necessary, advisable or incidental to the purposes listed above. The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures and the Agreement on Expenses and Liabilities will be the sole revenues of the Trust. All of the Common Securities will be owned by AGL Capital.

      The Common Securities will rank equal in priority, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of AGL Capital as holder of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred Securities-- Subordination of Common Securities." AGL Capital will acquire Common Securities in a liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by AGL Capital as holder of the Common Securities.

      The trustees for the Trust will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with AGL Capital (collectively, the "Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Indenture. See "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in liquidation amount of the Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Trustee are governed by the Trust Agreement and the Delaware Business Trust Act. AGL Capital will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Delaware Business Trust Act (the "Delaware Trust Act") and the Trust Indenture Act. See "Description of Trust Preferred Securities."

      The Trust's registered office in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal executive office of the Trust is c/o AGL Resources Inc., 817 West Peachtree Street, N.W., Atlanta, Georgia 30308 (telephone number 404-584-9470).

          FINANCIAL STATEMENTS OF THE TRUST AND ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with AGL Resources' financial statements, with the Trust Preferred Securities shown as mandatorily redeemable preferred securities. There are no separate financial statements of AGL Trust in this prospectus. We do not believe such financial statements would be helpful because:

    . The Trust is a wholly-owned subsidiary of AGL Resources, which files consolidated financial information under the Exchange Act.

    . The Trust does not have any independent operations other than issuing the Trust Preferred Securities and Common Securities and purchasing the Junior Subordinated Debentures.

    . The obligations of AGL Capital and AGL Resources under the Junior Subordinated Debentures, the Debenture Guarantee and the Trust Preferred Securities Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. Holders of Trust Preferred Securities may, under certain circumstances, enforce these obligations directly against AGL Capital and AGL Resources.

     The Trust is not, and will not become, subject to the information reporting requirements of the Exchange Act.

                                USE OF PROCEEDS

     The proceeds from the sale of the Trust Preferred Securities and the Common Securities, $154,639,175, will be invested by the Trust in the Junior Subordinated Debentures. We intend that the net proceeds from the sale of the
Trust Preferred Securities (estimated to be $            after payment of fees
and expenses in the offering) will be used to reduce short-term debt and for general corporate purposes. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds. The net proceeds may be temporarily invested in short-term interest bearing securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated:

                                           Six Months    Fiscal Year Ended
                                             Ended         September 30,
                                           March 31,  ------------------------
                                              2001    2000 1999 1998 1997 1996
                                           ---------- ---- ---- ---- ---- ----
     Ratio of Earnings to Fixed Charges...    3.09    2.61 2.72 2.77 2.90 3.08

                         SELECTED FINANCIAL INFORMATION

      The following table sets forth selected consolidated financial information as of and for the periods indicated below. We derived the consolidated financial information below for each of the five years ended September 30, 2000, from financial statements audited by Deloitte & Touche LLP, independent auditors. The consolidated financial information as of and for the six months ended March 31, 2001 and 2000 have not been audited. The following information should be read in conjunction with our consolidated financial statements, together with the related notes thereto.

                          Six Months Ended
                              March 31,              Years Ended September 30,
                          ----------------- --------------------------------------------
                            2001     2000     2000     1999     1998     1997     1996
                          -------- -------- -------- -------- -------- -------- --------
                                     (in millions, except per share amounts)
Operating revenues......  $  645.4 $  342.4 $  607.4 $1,070.7 $1,340.1 $1,287.6 $1,228.6

Net income..............  $   74.8 $   39.8 $   71.1 $   74.4 $   80.6 $   76.6 $   75.6

Total assets............  $2,761.2 $1,949.5 $2,019.9 $1,970.4 $1,985.3 $1,925.5 $1,823.1

Earnings per common
 shares
  Basic.................  $   1.38 $   0.71 $   1.29 $   1.30 $   1.41 $   1.37 $   1.37
  Diluted...............  $   1.37 $   0.71 $   1.29 $   1.29 $   1.41 $   1.36 $   1.36

Cash dividends paid per
 share of common stock..  $   0.54 $   0.54 $   1.08 $   1.08 $   1.08 $   1.08 $   1.06

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

General

      The Trust Preferred Securities will be issued pursuant to the terms of the Trust Agreement and represent preferred undivided beneficial interests in the assets of the Trust. The holders of the Trust Preferred Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Trust Preferred Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, the Delaware Business Trust Act and the Trust Indenture Act.

      The Trust Agreement authorizes the Trustees, on behalf of the Trust, to issue the Trust Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by AGL Capital. The Trust Preferred Securities will be limited to $150,000,000 aggregate Liquidation Amount at any one time outstanding. The Trust Preferred Securities will rank equal in priority, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities and Common Securities. The Trust Preferred Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of the Trust Preferred Guarantee."

Distributions

      Distributions on the Trust Preferred Securities will be cumulative, will
accumulate from            , 2001 and will be payable quarterly on           ,
          ,             and            of each year, commencing             ,
2001, at the annual rate of       % of the Liquidation Amount to the holders on
the applicable record date, commencing               , 2001. The amount of
Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York, New York or Atlanta, Georgia are authorized or required by law or executive order to remain closed.

      So long as no Debenture Event of Default shall have occurred and be continuing, AGL Capital will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period, provided that no Extended Interest Payment Period may extend beyond the Stated Maturity Date. Upon any election, quarterly Distributions on the Trust Preferred Securities will be deferred by the Trust during the Extended Interest Payment Period. Distributions to which holders of the Trust Preferred Securities are entitled during the Extended Interest Payment Period will accumulate additional Distributions thereon at the
rate per annum of      % thereof, compounded quarterly from the relevant
Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

      Prior to the termination of any Extended Interest Payment Period, AGL Capital may further extend such Extended Interest Payment Period, provided that such extension does not cause the Extended Interest Payment Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity Date. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, and subject to the foregoing limitations, AGL Capital may elect to begin a new Extended Interest Payment Period. AGL Capital must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of an Extended Interest Payment Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin an Extended Interest Payment Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or quotation system or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable but in any event not less than one Business Day prior to such record date. There is no limitation on the number of times that AGL Capital may elect to begin an Extended Interest Payment Period. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any Extended Interest Payment Period, neither AGL Resources nor AGL Capital may:

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

    . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness; or

    . make any guarantee payments with respect to any guarantees of the debt securities of any of their respective subsidiaries if such guarantees rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the guarantees, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class, or series of capital stock for another class or series of capital stock, and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

      Although AGL Capital may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, AGL Capital has no such current intention.

      The revenue of the Trust available for distribution to holders of the Trust Preferred Securities and Common Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debentures--General." If AGL Capital does not make interest payments on the Junior Subordinated Debentures, the Trust will not have funds available to pay Distributions on the Trust Preferred Securities and Common Securities. AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

Redemption

      Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 10 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to:

    . in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures),

    .  in the case of the optional prepayment of the Junior Subordinated
       Debentures prior to            , 2006 upon the occurrence and
       continuation of a Tax Event or an Investment Company Act Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures), and

    .  in the case of the optional prepayment of the Junior Subordinated
       Debentures on or after           , 2006, the Optional Redemption
       Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

      "Like Amount" means:

    . with respect to a redemption of the Trust Preferred Securities, Trust Preferred Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and

    . with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Preferred Securities of the holder to whom such Junior Subordinated Debentures are distributed.

Redemption Procedures

      If applicable, Trust Preferred Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Preferred Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

      If the Trust gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Trust Preferred Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Trust Preferred Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust

Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Trust Preferred Securities will cease to be outstanding. In the event that any Redemption Date of Trust Preferred Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by AGL Resources pursuant to the Trust Preferred Guarantee as described under "Description of Trust Preferred Guarantee," Distributions on Trust Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), we may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

      Notice of any redemption will be mailed at least 10 days but not more than 60 days prior to the Redemption Date to each holder of Trust Preferred Securities at its registered address. Unless AGL Resources defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Preferred Securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

      AGL Capital will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of the Trust. Such right is subject to AGL Capital having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Preferred Securities.

      The Trust shall automatically terminate upon the first to occur of:

    .  certain events of bankruptcy, dissolution or liquidation of AGL
       Capital;

    . the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities, if AGL Capital, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of AGL Capital, as Sponsor);

    . redemption of all of the Trust Preferred Securities as described under "--Redemption";

    .  expiration of the term of the Trust; and

    . the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If a termination occurs as described in the first, second, fourth or fifth bullet above, the Trust shall be liquidated by the Trustees as soon as practicable after the receipt of any required regulatory approval by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Preferred Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cash in an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the

Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Preferred Securities:

    . the Trust Preferred Securities will no longer be deemed to be outstanding,

    . each registered global certificate, if any, representing Trust Preferred Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution; and

    . any certificates representing Trust Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon AGL Capital will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

      There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

      In the case of any Event of Default, AGL Capital as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of AGL Capital as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

      The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Junior Subordinated Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement. We refer to such an event as a "Trust Enforcement Event." In addition, the following constitutes an Event of Default under the Trust Agreement:

    . default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

    . default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    . default in the performance, or breach, in any material respect, of any other covenant or warranty of the Trustees in the Declaration, and continuation of such default or breach for a period of 90 days after notice to the defaulting Trustee or Trustees.

      Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and AGL Capital, as Sponsor, unless such Event of Default shall have been cured or waived.

      If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

      For more information on events of default under the Indenture, see "Description of Junior Subordinated Debentures--Junior Subordinated Debentures Events of Default." Upon the occurrence and continuance of a Trust Enforcement Event, the Property Trustee, as the sole holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal amount of the Junior Subordinated Debentures due and payable.

      If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures, the holders of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against AGL Capital to enforce the Property Trustee's rights under the Junior Subordinated Debentures and the Indenture without first instituting legal proceedings against the Property Trustee or any other person. In addition, if a Trust Enforcement Event is due to AGL Capital's failure to pay interest or principal on the Junior Subordinated Debentures when due, then the registered holder of Trust Preferred Securities may institute a direct action on or after the due date directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of that holder's Trust Preferred Securities. In connection with such a direct action, we will have the right to set off any payment made to that holder by us.

Removal of Trustees

      Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holders of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in AGL Capital as the holder of the Common Securities. No resignation or removal of a Property Trustee or a Delaware Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Trustees

      Any corporation into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Delaware or Property Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Delaware or Property Trustee, shall be the successor of such Delaware or Property Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of AGL Capital, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that:

    . such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

    . AGL Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures,

    . the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, quotation system or other organization on which the Trust Preferred Securities are then listed or quoted, if any,

    . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

    . such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect,

    .  such successor entity has a purpose identical to that of the Trust,
       (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, AGL Capital has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and

    . AGL Resources, AGL Capital or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

      Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

      Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

      The Trust Agreement may be amended from time to time by the Delaware Trustee or the Property Trustee, if affected by such amendment, or by the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities:

    . to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or

    . to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities.

      The Trust Agreement may be amended by the Administrative Trustees and AGL
Capital:

    . with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Preferred Securities, and

    . upon receipt by the Administrative Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

      However, without the consent of each holder of Trust Preferred Securities, the Trust Agreement may not be amended to:

    . change the amount or timing of any Distribution on the Trust Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Preferred Securities as of a specified date or

    . restrict the right of a holder of Trust Preferred Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Administrative Trustees shall not:

    . direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures,

    .  waive certain past defaults under the Indenture,

    . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or

    . consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Trust Preferred Securities provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Trust Preferred Securities.

      The Administrative Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Trust Agreement.

      No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

      Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by AGL Resources, AGL Capital, the Administrative Trustees or any affiliate of AGL Resources or any Administrative Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

 Depositary Procedures

      The Depository Trust Company ("DTC") will act as securities depositary for the Trust Preferred Securities. DTC has advised the Trust and AGL Capital that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC is organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC is owned by a number of participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

      DTC has also advised the Trust and AGL Capital that, pursuant to procedures established by it, (i) upon deposit of the Global Trust Preferred Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Trust Preferred Securities and (ii) ownership of such interests in the Global Trust Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Trust Preferred Securities).

      Investors in the Global Trust Preferred Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations which are Participants. All interests in a Global Trust Preferred Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Trust Preferred Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Trust Preferred Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Trust Preferred Securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities" and "--Exchange of Certificated Trust Preferred Securities for Book-Entry Trust Preferred Securities."

      Except as described below, owners of interests in the Global Trust Preferred Securities will not have Trust Preferred Securities registered in their name, will not receive physical delivery of Trust Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

      Payments in respect of the Global Trust Preferred Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Trust Preferred Securities, including the Global Trust Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for:

    . any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Trust Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Trust Preferred Securities or

    . any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Trust and AGL Capital that its current practice, upon receipt of any payment in respect of securities such as the Trust Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Trust Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust, AGL Capital or AGL Resources. Neither the Trust, AGL Capital or AGL Resources nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Trust Preferred Securities, and the Trust or AGL Capital and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Secondary market trading activity in interests in the Global Trust Preferred Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

      DTC has advised the Trust and AGL Capital that it will take any action permitted to be taken by a holder of Trust Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Trust Preferred Securities are credited and only in respect of such portion of the Liquidation Amount of the Trust Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Trust Preferred Securities for legended Trust Preferred Securities in certificated form and to distribute such Trust Preferred Securities to its Participants.

      The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and AGL Capital believe to be reliable, but neither the Trust nor AGL Capital takes responsibility for the accuracy thereof.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Trust Preferred Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or AGL Capital nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

      A Global Trust Preferred Security is exchangeable for Trust Preferred Securities in registered certificated form if:

    . DTC notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Trust Preferred Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or has ceased to be a clearing agency registered under the Exchange Act,

    . AGL Capital in its sole discretion elects to cause the issuance of the Trust Preferred Securities in certificated form or

    . there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement.

Payment and Paying Agency

      Payments in respect of the Trust Preferred Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Trust Preferred Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and AGL Capital. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and AGL Capital. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and AGL Capital) to act as Paying Agent.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by AGL Capital and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

      The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness for United States federal income tax purposes. AGL Capital and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that AGL Capital and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities.

      Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

      The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The Junior Subordinated Debentures are to be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between AGL Capital and The Bank of New York, as trustee

(the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

      Concurrently with the issuance of the Trust Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by AGL Capital for the Common Securities, in Junior Subordinated Debentures issued by AGL Capital. The Junior Subordinated Debentures will bear interest at the
annual rate of       % of the principal amount thereof, will accumulate from
            , 2001 and will be payable quarterly in arrears on             ,
              ,                 and               of each year (each, an
"Interest Payment Date"), commencing              , 2001, to the person in
whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, on the record date preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The term "interest", as used herein, shall include quarterly interest payments, interest on quarterly payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

      The Junior Subordinated Debentures will be issued in denominations of $25.00 and integral multiples thereof. The Junior Subordinated Debentures will
mature on           , 2041 (the "Stated Maturity Date").

      The Junior Subordinated Debentures will rank equal in priority with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.. AGL Capital is a wholly-owned finance subsidiary of AGL Resources. AGL Resources is a holding company and almost all of its operating assets are owned by its subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries.

      The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent AGL Resources and AGL Capital may be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of AGL Capital's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of AGL Capital for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources or AGL Capital, including Senior Indebtedness. See "--Subordination."

      The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transactions involving AGL Resources or AGL Capital that may adversely affect such holders.

Form, Registration and Transfer

      If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Trust Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Trust Preferred Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "Depositary Procedures."

Payment and Paying Agents

      Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as AGL Capital may designate from time to time, except that at the option of AGL Capital payment of any interest may be made except in the case of Junior Subordinated Debentures in global form, by:

    . check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or

    . by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date.

      Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. AGL Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however AGL Capital will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by AGL Capital in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of AGL Capital, be repaid to AGL Capital and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to AGL Capital for payment thereof.

Option to Extend Interest Payment Date

      So long as no Event of Default has occurred and is continuing, AGL Capital will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period, provided that no Extended Interest Payment Period may extend beyond the Stated Maturity Date. At the end of such Extended Interest Payment Period, AGL Capital must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of
      %, compounded quarterly, to the extent permitted by applicable law).

      During any such Extended Interest Payment Period, neither AGL Resources nor AGL Capital may:

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock) or

    . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness; or

    . make any guarantee payments with respect to any guarantee of the debt securities of any of their respective subsidiaries if such guarantee ranks equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

      Prior to the termination of any such Extended Interest Payment Period, AGL Capital may further extend such Extended Interest Payment Period, provided that such extension does not cause such Extended Interest Payment Period to exceed 20 consecutive periods including the first quarter during such Extended Interest Payment Period, or to extend beyond the Stated Maturity Date. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due on any Interest Payment Date, AGL Capital may elect to begin a new Extended Interest Payment Period, subject to the above requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but AGL Capital may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period. AGL Capital must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extended Interest Payment Period (or an extension thereof) at least five Business Days prior to the earlier of:

    . the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extended Interest Payment Period or

    . the date the Administrative Trustees are required to give notice to any securities exchange or other quotation system or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of AGL Capital's election to begin or extend a new Extended Interest Payment Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that AGL Capital may elect to begin an Extended Interest Payment Period.

Optional Redemption

      The Junior Subordinated Debentures will be prepayable, in whole or in
part, at the option of AGL Resources on or after             , 2006 (the
"Initial Optional Redemption Date"), at a redemption price (the "Optional Redemption Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures plus accrued and unpaid interest thereon to the date of prepayment.

Special Event Redemption

      If a Tax Event or an Investment Company Act Event shall occur and be continuing, AGL Capital may, at its option, redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause the mandatory redemption of the Trust Preferred Securities and the Common Securities in whole (but not in part) at any time and within 90 days following the occurrence of such Tax Event or Investment Company Act Event at the Special Event Redemption Price. Following a Tax Event or an Investment Company Act Event, AGL Capital shall take such action as is necessary to promptly determine the Special Event Redemption Price. The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as AGL Capital determines, provided that AGL Capital shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York time, on the date such Special Event Prepayment Price is to be paid. The Company shall provide the Debenture Trustee with written notice of the Special Event Redemption Price promptly after the calculation thereof.

      A "Tax Event" means the receipt by AGL Capital and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced or made effective on or after the Issue Date, there is more than an insubstantial risk that:

    . the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to all or part of the income received or accrued on the Junior Subordinated Debentures or the Trust Preferred Securities,

    . interest payable by AGL Capital on the Junior Subordinated Debentures or the Trust Preferred Securities is not, or within 90 days of the date of such opinion will not be, deductible by AGL Capital , in whole or in part, for United States federal income tax purposes, or

    . the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      An "Investment Company Act Event" means the receipt by AGL Capital and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the Issue Date of the Trust Preferred Securities.

      Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless AGL Capital defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

Restrictions on Certain Payments

      Neither AGL Capital nor AGL Resources may (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its respective capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of its debt securities that rank equal in priority with or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness or (iii) make any guarantee payments with respect to any guarantees of the debt securities of any of their respective subsidiaries if such guarantee ranks equal in priority or junior in right of payment to, with respect to AGL Capital, the Junior Subordinated Debentures or with respect to AGL Resources, debt that is subordinated to its Senior Indebtedness (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification capital stock or the exchange or conversion of one class or series of capital stock for another class or series capital stock and (e) the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (1) there shall have occurred and be continuing a Trust Agreement Event of Default, (2) there shall have occurred and be continuing a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Trust Agreement or the Indenture,
(4) if such Junior Subordinated Debentures are held by the Trust, AGL Resources shall be in default with respect to its payment of any obligations under the Guarantee or (5) AGL Capital shall have given notice of its election of an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or any extension thereof, shall have commenced.

Modification of Indenture

      From time to time AGL Capital and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting AGL Capital and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected:

    . extend the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for payment or

    . reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

Junior Subordinated Debenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    . failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extended Interest Payment Period); or

    . failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures within three Business Days of when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    . failure to observe or perform in any material respect certain other covenants or warranties contained in the Indenture for 90 days after written notice to AGL Capital from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    .  certain events of bankruptcy, insolvency or reorganization of AGL
       Capital.

      The Debenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured, waived or otherwise remedied and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

Guarantee of Junior Subordinated Debenture Payments by AGL Resources

      If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of AGL Capital to pay interest (or premium, if any) on principal of the Junior Subordinated Debentures on the due date, AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

      The Indenture provides that AGL Capital shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into AGL Capital or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to AGL Capital, unless:

    . in case AGL Capital consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes AGL Capital's obligations on the Junior Subordinated Debentures;

    . immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

    .  certain other conditions as prescribed in the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving AGL Capital's that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

      The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation:

    .  have become due and payable or

    . will become due and payable at maturity within one year, and AGL Capital deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to AGL Capital's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and AGL Capital will be deemed to have satisfied and discharged the Indenture.

Subordination

      The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness of AGL Capital. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when:

    .  any Senior Indebtedness of AGL Capital is not paid when due,

    . any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

    . the maturity of any Senior Indebtedness of AGL Capital has been accelerated because of a default.

      Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of AGL Capital, all Senior Indebtedness of AGL Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness of AGL Capital outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      "Senior Indebtedness" shall mean with respect to an obligor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business, (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or ranks equal in priority with the Trust Preferred Securities, and (2) all debt securities or guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with AGL Capital that is a financing vehicle of AGL Capital (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by AGL Resources pursuant to an instrument that ranks equal in priority with or junior in right of payment to the Trust Preferred Guarantee.

     AGL Resources is a registered public utility holding company and almost all of the operating assets of AGL Resources are owned by AGL Resources' subsidiaries. AGL Resources relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. AGL Resources is a legal entity separate and distinct from its subsidiaries. The principal sources of AGL Resources' income are dividends and fees from its subsidiaries. AGL Capital is a wholly-owned financing subsidiary of AGL Resources. The right of AGL Resources and AGL Capital to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Capital. AGL Capital expects from time to time to incur additional indebtedness constituting Senior
Indebtedness.

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York without regarding to principles of conflicts of law thereof.

Information Concerning the Indenture Trustee

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

     AGL Capital has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding:

    . to maintain directly or indirectly 100% ownership of the Common Securities of the Trust (provided that certain successors which are permitted pursuant to the Indenture may succeed to AGL Capital's ownership of the Common Securities);

    . not to voluntarily terminate, wind up or liquidate the Trust, except in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust; and

    . to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement to cause the Trust to remain classified as (a) a business trust, except in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (b) a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                    DESCRIPTION OF TRUST PREFERRED GUARANTEE

      The Trust Preferred Guarantee will be executed and delivered by AGL Resources concurrently with the issuance by the Trust of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. The Bank of New York will act as indenture trustee ("Trust Preferred Guarantee Trustee") under the Trust Preferred Guarantee. The Trust Preferred Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Trust Preferred Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Preferred Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Trust Preferred Guarantee Trustee will hold the Trust Preferred Guarantee for the benefit of the holders of the Trust Preferred Securities.

General

      AGL Resources will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Trust Preferred Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Trust Preferred Guarantee Payments"), will be subject to the Trust Preferred Guarantee:

    . any accumulated and unpaid Distributions required to be paid on Trust Preferred Securities, to the extent that the Trust has funds on hand legally available therefor at such time,

    . the applicable Redemption Price with respect to Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or

    . upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities. AGL Resources' obligation to make a Trust Preferred Guarantee Payment may be satisfied by direct payment of the required amounts by AGL Resources to the holders of the Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

      The Trust Preferred Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of AGL Resources to the extent provided therein. See "--Status of the Trust Preferred Guarantee." Because AGL Resources is a holding company, the right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources' obligations under the Trust Preferred Guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. See "Description of the Junior Subordinated Debentures--General." The Trust Preferred Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness, whether under the Indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

      AGL Resources will, through the Trust Preferred Guarantee, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Preferred Securities but will not apply to any payment of Distributions except to the extent the Trust has funds legally available therefor. If AGL Capital does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor.

Status of the Trust Preferred Guarantee

      Generally, the Trust Preferred Guarantee will constitute an unsecured obligation of AGL Resources and will rank subordinate and junior in right of payment to all of its Senior Indebtedness in the same manner as Junior Subordinated Debentures.

      The Trust Preferred Guarantee will rank equal in priority with all Other Guarantees issued by AGL Resources. The Trust Preferred Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against AGL Resources to enforce its rights under the Trust Preferred Guarantee without first instituting a legal proceeding against any other person or entity). The Trust Preferred Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Trust Preferred Guarantee will not be discharged except by payment of the Trust Preferred Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures. The Trust Preferred Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by AGL Resources. AGL Resources expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Trust Preferred Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Trust Preferred Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of AGL Resources and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

Events of Default

      An event of default under the Trust Preferred Guarantee will occur upon the failure of AGL Resources to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Guarantee Trustee in respect of the Trust Preferred Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Guarantee Trustee under the Trust Preferred Guarantee. The Trust Preferred Securities Guarantee Trustee may decline to follow any such direction if it shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or that the action or proceeding so directed may not lawfully be taken or would involve the Trust Preferred Securities Guarantee Trustee in personal liability.

      Any holder of the Trust Preferred Securities may institute a legal proceeding directly against AGL Resources to enforce its rights under the Trust Preferred Guarantee without first instituting a legal proceeding against the Trust, the Trust Preferred Guarantee Trustee or any other person or entity.

      AGL Resources, as guarantor, will be required to file annually with the Trust Preferred Guarantee Trustee a certificate as to whether or not AGL Resources is in compliance with all the conditions and covenants applicable to it under the Trust Preferred Guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

      The Trust Preferred Guarantee Trustee, other than during the occurrence and continuance of an event of default by AGL Resources in performance of the Trust Preferred Guarantee, shall undertake to perform only such duties as are specifically set forth in the Trust Preferred Guarantee and, after default with respect to the Trust Preferred Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trust Preferred Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Trust Preferred Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      The Trust Preferred Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Trust Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust, or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities, or upon exchange of all Trust Preferred Securities for other Trust Preferred Securities in the Exchange Offer. The Trust Preferred Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Trust Preferred Guarantee.

Governing Law

      The Trust Preferred Guarantee will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.

                       DESCRIPTION OF DEBENTURE GUARANTEE

      This summary of provisions of the Debenture Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Debenture Guarantee as contained in the Indenture and the Trust Indenture Act.

      AGL Resources will guarantee on a junior subordinated basis the payment of principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures.

      The Debenture Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of AGL Resources to the extent provided in the Indenture. The right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources' obligations under the Debenture Guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources' subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. The Debenture Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including Senior Indebtedness, whether under the Indenture, any other indenture that AGL Resources may enter into in the future or otherwise.

             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
         JUNIOR SUBORDINATED DEBENTURES, THE TRUST PREFERRED GUARANTEE
                          AND THE DEBENTURE GUARANTEE

Full and Unconditional Trust Preferred Guarantee

      Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by AGL Resources as and to the extent set forth under "Description of Trust Preferred Guarantee." Taken together, AGL Resources' and AGL Capital's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Trust Preferred Guarantee and the Debenture Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that AGL Capital does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Preferred Securities. The Trust Preferred Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. However, through the Debenture Guarantee, AGL Resources will guarantee on a junior subordinated basis the due and punctual payment of the principal (and premium, if any) and interest on the Junior Subordinated Debentures, except that no payment of interest will be made under the Debenture Guarantee during any period during which AGL Capital has exercised its right to defer interest payments on the Junior Subordinated Debentures. The obligations of AGL Resources under the Trust Preferred Guarantee and Debenture Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because:

    . the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Trust Preferred Securities and Common Securities;

    . the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the interest rate and interest and other payment dates for the Trust Securities;

    . AGL Capital shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Preferred Securities under such Trust Preferred Securities; and

    . the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Trust Preferred Securities

      A holder of any Trust Security may institute a legal proceeding directly against AGL Resources to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

      If a Trust Enforcement Event occurs, the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against AGL Capital. In addition, generally, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the

Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Debentures. The Indenture provides that the Indenture Trustee will give holders of Junior Subordinated Debentures notice of all events of default within 90 days after their occurrence.

      If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures in respect of an event of default under the Indenture after a holder of Trust Preferred Securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In addition, if AGL Capital fails to pay interest or principal on the Junior Subordinated Debentures, a holder of Trust Preferred Securities may institute a proceeding directly against AGL Capital for enforcement of payment to that holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of that holder's Trust Preferred Securities (which we refer to as a "direct action"). In connection with such a direct action, we will have the right to set off any payment made to such holder by AGL Capital.

Limited Purpose of the Trust

      The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

      Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of AGL Capital, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of AGL Capital, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of AGL Capital receive payments or distributions.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Trust Preferred Securities held as capital assets by a holder who purchases the Trust Preferred Securities upon initial issuance, and that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia or an estate or trust treated as a United States person under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). This summary does not address tax consequences for special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Trust Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Trust Preferred Securities. If a partnership holds our Trust Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Trust Preferred Securities, you should consult your tax advisors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Code, Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. A purchaser of Trust Preferred Securities should consult a tax advisor regarding the tax consequences of purchasing, owning and selling Trust Preferred Securities.

Classification of the Junior Subordinated Debentures

      In connection with the issuance of the Junior Subordinated Debentures, Long Aldridge & Norman LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness. We, along with the Trust and each holder (by acceptance of a beneficial interest in Trust Preferred Securities) agree to treat the Junior Subordinated Debentures as debt of AGL Capital and the Trust Preferred Securities as evidence of a beneficial interest in the Trust. An opinion of tax counsel, however, is not binding on the Internal Revenue Service or the courts. Prospective investors should note that no rulings have been or are expected to be sought with respect to any of these issues and no assurance can be given that the Internal Revenue Service or the courts will not take contrary positions. No assurance can be given that any of the opinions expressed herein will not be challenged by the Internal Revenue Service or the courts or, if challenged, that such a challenge would not be successful. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness of AGL Capital for United States federal income tax purposes.

Classification of the Trust

      In connection with the issuance of the Trust Preferred Securities, Long Aldridge & Norman LLP will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in the opinion, the Trust will be classified for United States federal income tax purposes as a "grantor trust" and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided beneficial interest in the assets of the Trust, including the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) paid or accrued on the Junior Subordinated Debentures.

Interest Income and Original Issue Discount

      Under Treasury regulations (the "Regulations") applicable to debt instruments, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of exercising the option to defer payments of stated interest is "remote" since exercising that option would prevent AGL Resources from declaring dividends on any class of its equity securities. As a result, we intend to take the position, based on the advice of tax counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's method of accounting.

      Under the Regulations, if we were to exercise the option to defer the payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures would at that time be treated as retired and as reissued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be treated as OID and accounted for on an economic accrual basis regardless of the holder's method of tax accounting over the remaining term of the Junior Subordinated Debentures, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Trust Preferred Securities would be required to include in gross income OID even though we did not make actual cash payments during an Extended Interest Payment Period. Under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of the holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

      Income on the Trust Preferred Securities will constitute interest or OID. As a result corporate holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction for any income recognized from the Trust Preferred Securities.

Market Discount

      A purchaser of a Trust Preferred Security at a discount from the Liquidation Amount at maturity of such purchaser's pro rata share of the Junior Subordinated Debentures acquires such Trust Preferred Security with "market discount." However, market discount with respect to a Trust Preferred Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Trust Preferred Security if it is less than the product of (i) 0.25% of the adjusted issue price of the purchaser's pro rata share of the Junior Subordinated Debentures multiplied by (ii) the number of complete years to maturity of such Junior Subordinated Debentures after the date of purchase. The purchaser of a Trust Preferred Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Trust Preferred Securities (or related Junior Subordinated Debentures) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such Trust Preferred Security to the maturity date of the Junior Subordinated Debentures, unless the holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

      A holder who has acquired a Trust Preferred Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Trust Preferred Security, to the extent such interest expense exceeds the related interest income.

Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of the Trust Preferred Securities, the purchaser may make an election (which may not be revoked without the IRS's consent) to include market discount in income as it accrues on all market discount instruments acquired by the holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply.

      In lieu of the foregoing treatment of market discount and interest expense, a holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the holder accrues OID.

Premium

      A purchaser who acquires its Trust Preferred Securities at a price that is greater than the principal payable at maturity (or, if the Junior Subordinated Debentures are treated as having been issued or reissued with OID, the adjusted issue price of such purchaser's share of Junior Subordinated Debentures (which generally should approximate par plus any OID accrued with respect to unpaid interest)), the purchaser will be deemed to have acquired its interest in the Trust Preferred Securities with premium. Such purchaser may elect to reduce the amount of interest payments (and will reduce the amount of OID, if any) required to be included in income to reflect amortization of the premium over the remaining term.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

      We will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to the holder's aggregate tax basis in its Trust Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Trust Preferred Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

      Under certain circumstances described herein (see "Description of Trust Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Trust Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Preferred Securities, and a holder could recognize gain or loss as if the holder sold such redeemed Trust Preferred Securities for cash. See "Sales of Trust Preferred Securities."

Sales of Trust Preferred Securities

      A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale of such Trust Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price increased by OID and market discount (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Trust Preferred Securities in respect of OID and any premium that the holder has taken into account. Subject to the market discount rules described above, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.

      The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of the Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to the adjusted tax basis in the holder's pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Possible Tax Legislation

      Certain tax law changes have from time to time been proposed that would, among other things, generally deny corporate issuers a deduction for interest on debt obligations similar to the Junior Subordinated Debentures. Although none of the proposals have been enacted into law, there can be no assurance that any tax legislation will not be enacted in the future or that any such tax legislation would not be retroactive. Nor can there be any assurance that other legislation enacted after the date hereof will not otherwise adversely affect our ability to deduct the interest payable on the Junior Subordinated Debentures. There can be no assurance, therefore, that a Tax Event will not occur. A Tax Event would permit us to cause a redemption of the Trust Preferred Securities.

United States Alien Holders

      For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Trust Preferred Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includable in its gross income for federal income tax purposes without regard to its source, or any trust that (i) is subject to the supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of Trust Preferred Securities who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Trust Preferred Securities does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of AGL Resources entitled to vote, (b) the beneficial owner of the Trust Preferred Securities is not a controlled foreign corporation that is related to AGL Resources through stock ownership, (c) the beneficial owner is not a bank whose receipt of interest on the Trust Preferred Securities (or Junior Subordinated Debentures) is described in section 881(c)(3)(A) of the Code; and (d) the beneficial owner of the Trust Preferred Securities provides their name and address on an IRS Form W-8BEN (or successor form), and certifies, under penalty of perjury, that they are not a United States person or the beneficial owner satisfies the certification requirements of applicable United States Treasury regulations if the Trust Preferred Securities (or Junior Subordinated Debentures) are held through certain foreign intermediaries or certain foreign partnerships. Special certification rules apply to certain United States Alien Holders that are entities rather than individuals.

Information Reporting to Holders and Backup Withholding

      Subject to the qualifications discussed below, income on the Trust Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Trust Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification or certification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

      The Trust will be obligated to report annually to Cede & Co., as holder of record of the Trust Preferred Securities, the interest (and OID, if any) with respect to the Trust Preferred Securities that accrued during that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record Holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Trust Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, record holders of Trust Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Trust Preferred Securities who hold their Trust Preferred Securities through another entity will receive Forms 1099 reflecting the income on their Trust Preferred Securities from such nominee holders rather than the Trust.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code") impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or
Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

      In considering an investment in the Trust Preferred Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any other law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable laws.

      Any insurance company proposing to invest assets of its general account in the Trust Preferred Securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

      Each of AGL Capital (the obligor with respect to the Junior Subordinated Debentures held by the Trust) and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Trust Preferred Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Trust Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which AGL Capital, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Trust Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager).

      In addition, a Plan fiduciary considering the purchase of Trust Preferred Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Trust Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

      ERISA and the Code do not define "Plan Assets." However, the Department of Labor has issued a regulation (29 C.F.R. section 2510.3-101) (the "Plan Assets Regulation"), which generally provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

      Pursuant to an exception contained in the Plan Assets Regulations, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the issuer and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Trust Preferred Securities will meet the criteria of "publicly-offered securities" above although no assurance can be given in this regard. The Initial Purchasers expect that the Trust Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Trust Preferred Securities and the Trust Preferred Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

      Although it is expected that the assets of the Trust should not be deemed to be "plan assets" of an investing Plan, if AGL Capital or the Trust is a party in interest with respect to the Plan, in the absence of an applicable exemption, the Plan's purchase of the Trust Preferred Securities from the Trust would likely constitute a prohibited transaction under Section 406(a)(1)(A) or ERISA and Section 4975(c)(1)(A) of the Code. In addition, in the absence of an applicable exemption, certain other transactions coincident to the Trust Preferred Securities may involve a prohibited transaction, such as a distribution of the Junior Subordinated Debentures from the Trust to a Plan investor.

      Any plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Trust Preferred Securities should consult with their own counsel to confirm that such investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy any other applicable requirements of ERISA and the Code. Each purchaser using assets of a Plan to acquire Trust Preferred Securities will be deemed to have represented that its purchase and holding of such Trust Preferred Securities will not result in a non-exempt prohibited transaction under ERISA or the Code or will be covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

      Governmental Plans, non-U.S. plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, other federal, state, local, non-U.S. or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective considerations discussed above to the extent applicable.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date of this prospectus, each of the Underwriters named below has severally agreed to purchase and the Trust has agreed to sell to each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as the representatives, severally, the number of Trust Preferred Securities listed opposite its name below:

                                                                      Number of
                                                                        Trust
                                                                      Preferred
         Underwriter                                                  Securities
         -----------                                                  ----------
    Merrill Lynch, Pierce, Fenner & Smith
         Incorporated................................................
    Morgan Stanley & Co. Incorporated................................
    J.P. Morgan Securities Inc.......................................
    The Robinson-Humphrey Company, LLC...............................
    Salomon Smith Barney Inc.........................................
                                                                      ---------
         Total....................................................... 6,000,000
                                                                      =========

      The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Trust Preferred Securities are subject to the approval of specified legal matters by their counsel and to other conditions. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions described in the Underwriting Agreement, to purchase all the Trust Preferred Securities offered in this issuance if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in some circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

      The Underwriters initially propose to offer the Trust Preferred Securities directly to the public at the initial public offering price set forth on the cover page of this prospectus and to dealers at the price less a
concession not in excess of $       per Trust Preferred Security. The
Underwriters may allow, and the dealers may reallow, a concession not in excess
of $       per Trust Preferred Security to other dealers. After the initial offering of the Trust Preferred Securities, the public offering price, concession and other selling terms may be charged.

      Because the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the Junior Subordinated Debentures of AGL Capital, the Underwriting Agreement provides that AGL Capital will pay to the
Underwriters as compensation for their services $       per Trust Preferred
Security, or $      in the aggregate. AGL Capital will also pay other expenses
of the offering which it expects to be approximately $     .

      AGL Capital and AGL Resources have agreed that, without the prior written consent of the representatives, on behalf of the Underwriters, they will not, during the period ending 30 days after the date of this prospectus directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any securities of such entities which are of the same class as the Trust Preferred Securities.

      AGL Capital and AGL Resources have agreed that, without the prior written consent of the representatives, on behalf of the Underwriters, they will not, from the date of this prospectus through the Closing Date, directly or indirectly, issue, sell, offer or contract to sell or grant any option for the sale of, any debt securities with a maturity greater than one year or guarantees of any such securities.

      Prior to this offering, there has been no market for the Trust Preferred Securities. The Trust plans to list the Trust Preferred Securities on the New York Stock Exchange, and trading of the Trust Preferred Securities is expected to begin within a 30 day period after the Trust Preferred Securities are first issued. In order to meet all of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters have agreed to sell in lots of 100 or more the Trust Preferred Securities to a minimum of 400 beneficial holders. The Underwriters have advised AGL Capital that they intend to make a market in the Trust Preferred Securities but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Trust Preferred Securities.

      In order to facilitate the offering of the Trust Preferred Securities, the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Trust Preferred Securities. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Trust Preferred Securities for their account. In addition, to cover over-allotments or stabilize the price of the Trust Preferred Securities, the Underwriters may bid for, and purchase, the Trust Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Trust Preferred Securities in the offering if the syndicate repurchases previously distributed Trust Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the Trust Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

      AGL Capital, AGL Resources and the Trust have agreed to indemnify the Underwriters against, or contribute to payments the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

      Some of the Underwriters engage in transactions with, and from time to time have performed services for, AGL Capital and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the Trust Preferred Securities and Common Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to AGL Resources and the Trust. The validity of the Junior Subordinated Debentures and certain matters relating thereto will be passed upon on behalf of AGL Capital by Marshall Hill Cassas & de Lipkau, Reno, Nevada. The validity of the Guarantee and certain matters relating thereto will be passed upon on behalf of AGL Resources by Long Aldridge & Norman LLP, Atlanta, Georgia. Long Aldridge & Norman LLP, will also pass upon certain matters relating to United States federal income tax consequences. Certain legal matters will be passed upon for the Underwriters by Simpson Thacher & Bartlett, New York, New York. Counsel for AGL Resources, AGL Capital, the Trust and the Underwriters will rely on the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law.

                                    EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from AGL Resources Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   6,000,000    % Trust Preferred Securities
             (Liquidation Amount $25 Per Trust Preferred Security)

                              AGL Capital Trust II

                    Fully and unconditionally guaranteed by
                               AGL Resources Inc.



                             --------------------

                                   PROSPECTUS

                             --------------------

                              Merrill Lynch & Co.

                           Morgan Stanley Dean Witter

                              Salomon Smith Barney

                                    JPMorgan

                               Robinson-Humphrey

                                        , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

      The expenses of the offering (other than the underwriting discount) are estimated as follows:

     Registration Fee--Securities and Exchange Commission............ $ 37,500
     Printing Expenses...............................................  100,000
     New York Stock Exchange Listing Fee.............................   51,300
     Fees of Trustee/Issuing and Paying Agent........................   10,000
     Fees of Rating Agency...........................................  125,000
     Legal Fees and Expenses.........................................  125,000
     Accounting Fees and Expenses....................................   75,000
     Blue Sky Fees and Expenses (including fees and expenses of
      counsel).......................................................    7,500
     Miscellaneous...................................................   10,000
                                                                      --------
         TOTAL....................................................... $541,300

ITEM 15. Indemnification of Directors and Officers.

      A. AGL Resources Inc.

      Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for (i) a breach of duty involving appropriation of a business opportunity of ours; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which an improper personal benefit is derived; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Article VII of AGL Resources' Charter are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code outlined above, and Article VII provides that the liability of AGL Resources' directors shall be limited to the fullest extent permitted by amendments to Georgia law.

      Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of any directors for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, in which he may become involved by reason of being a member of the board of directors. Section 14-2-851 also provides such indemnity for directors who, at the company's request, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the company's best interest and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses, including attorneys' fees, incurred with respect to a proceeding. However, if the director is adjudged liable to us in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

      Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors, (ii) by a majority of the members of a committee of two or more disinterested directors, (iii) by special legal counsel or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

      Section 14-2-857 of the Georgia Code provides that an officer who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, AGL Resources may, as provided by its Charter, Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

      The provisions of Section 2.15.1 and 7.1 of AGL Resources' Bylaws are similar in all substantive respects to the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, AGL Resources' board of directors has authorized AGL Resources to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for its directors pursuant to the provisions of the Georgia Code outlined above.

      AGL Resources' officers and directors are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act," including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. AGL Resources pays the cost of such insurance as permitted by its Bylaws and the laws of the State of Georgia.

      B. AGL Capital Corporation

      Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

      Section 78.7502 of the Nevada Code also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless, and only to the extent that, the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 78.7502 of the Nevada Code further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Code provides that indemnification provided for by Section 78.7502 of the Nevada Code shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, except that such indemnification may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, unless a court of competent jurisdiction orders otherwise, utilizing the standard described in the immediately preceding paragraph. The provisions of Article Eleven of AGL Capital Corporation's Bylaws are similar in all substantive respects to those contained in Sections 78.7502 of the Nevada Code outlined above. Article Eleven provides that indemnification shall be to the fullest extent legally permissible under the Nevada Code.

      Section 78.751 of the Nevada Code allows the articles of incorporation, the bylaws or an agreement made by a corporation to provide that the expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation; these provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under any contract or otherwise by law. Article Eleven of the AGL Capital Corporation's Bylaws provides that expenses must be paid by the corporation pursuant to Section 78.751 of the Nevada Code.

      Section 78.751 of the Nevada Code requires that, any discretionary indemnification referred to above, unless ordered by a court or paid as incurred in advance of final disposition upon receipt of a proper undertaking to repay the same, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suite or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      Section 78.752 of the Nevada Code empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Article Eleven of the AGL Capital Corporation's Bylaws are substantially similar in all substantive respects to those contained in
Section 78.752 of the Nevada Code outlined above.

     Article Eight of AGL Capital Corporation's Articles of Incorporation provides that the corporation shall indemnify any and all persons whom it has the power to indemnify to the fullest extent permitted by the Nevada Code. Furthermore, this indemnity shall not be exclusive of other rights and shall continue as to an indemnified person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and legal representatives of such person.

     Article Nine of AGL Capital Corporation's Articles of Incorporation provides that the personal liability of the directors shall be eliminated to the fullest extent permitted by any amendments or supplements to the Nevada Code.

ITEM 16. Exhibits.

     Reference is made to the Exhibit Index filed as part of this registration statement.

ITEM 17. Undertakings.

     (a) The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AGL Resources Inc., one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 3, 2001.

                                          Agl Resources Inc.

                                                   /s/ Paula G. Rosput
                                          By: _________________________________
                                                      Paula G. Rosput
                                               President and Chief Executive
                                                           Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 2001.

                  Signature                                       Title
                  ---------                                       -----

            /s/ Paula G. Rosput                President and Chief Executive Officer
_____________________________________________   (Principal Executive Officer) and Director
               Paula G. Rosput

          /s/ Elizabeth J. White               Vice President and Controller (Principal
_____________________________________________   Financial and Accounting Officer)
             Elizabeth J. White

                      *                        Chairman
_____________________________________________
              D. Raymond Riddle

                      *                        Director
_____________________________________________
              Frank Barron, Jr.

                      *                        Director
_____________________________________________
             Otis A. Brumby, Jr.

                      *                        Director
_____________________________________________
            Robert S. Jepson, Jr.

                      *                        Director
_____________________________________________
              Wyck A. Knox, Jr.

                      *                        Director
_____________________________________________
               Dennis M. Love

                      *                        Director
_____________________________________________
             Felker W. Ward, Jr.

            /s/ Paul R. Shlanta
*By: ________________________________________
               Paul R. Shlanta
              Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AGL Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 3, 2001.

                                          Agl Capital Corporation

                                                   /s/ Paul R. Shlanta
                                          By: _________________________________
                                                      Paul R. Shlanta
                                                         President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 2001.

                  Signature                                       Title
                  ---------                                       -----

            /s/ Paul R. Shlanta                President and Director (Principal Executive
_____________________________________________   Officer)
               Paul R. Shlanta

           /s/ Thomas L. Gleason               Vice President (Principal Financial and
_____________________________________________   Accounting Officer)
              Thomas L. Gleason

             /s/ Gwen Martini                  Director
_____________________________________________
                Gwen Martini

            /s/ Robert W. Grier                Director
_____________________________________________
               Robert W. Grier

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AGL Capital Trust II, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 3, 2001.

                                          Agl Capital Trust II

                                                   /s/ Paul R. Shlanta
                                          By: _________________________________
                                                      Paul R. Shlanta,
                                                          Trustee

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
   *1     Form of Underwriting Agreement
  4.1     Form of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.2)
  4.2     Form of Indenture among AGL Resources Inc., AGL Capital Corporation and The Bank of New York, as
          Trustee
  4.3     Form of Trust Preferred Securities Guarantee Agreement
  4.4     Certificate of Trust of the Trust dated as of March 20, 2001
  4.5     Trust Agreement of the Trust dated as of March 20, 2001
  4.6     Form of Amended and Restated Trust Agreement
  4.7     Form of Common Security Certificate (included as an exhibit to Exhibit 4.6)
  4.8     Form of Trust Preferred Security Certificate (included as an exhibit to Exhibit 4.6)
  4.9     Form of Agreement as to Expenses and Liabilities
  5.1     Opinion of Long Aldridge & Norman LLP
  5.2     Opinion of Marshall Hill Cassas & de Lipkau
  5.3     Opinion of Richards, Layton & Finger, P.A.
  8.1     Opinion of Long Aldridge & Norman LLP as to material federal income tax matters
 12       Computation of Ratios of Earnings to Fixed Charges
 23.1     Consent of Deloitte & Touche LLP
 23.2     Consent of Long Aldridge & Norman LLP (included in Exhibit 5.1)
 23.3     Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit 5.2)
 23.4     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)
 24       Power of Attorney
 25.1     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
          Preferred Securities Guarantee Agreement
 25.2     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
 25.3     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under Amended and
          Restated Trust Agreement

--------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.